Exhibit 21.01

EASTMAN CHEMICAL COMPANY SUBSIDIARIES

NAME OF SUBSIDIARY            JURISDICTION OF INCORPORATION OR ORGANIZATION

3F Feed and Food, S.L.U.	Spain
Accoya USA, LLC	Delaware
AI-Red Technology (Dalian) Co., Ltd.	China
Appalachian Resource Investments, LLC	Delaware
C.E.N	France
CP Films Vertriebs GmbH	Germany
Crown Operations International, LLC	Delaware
Eastman Acetyls, LLC	Delaware
Eastman Adhesives Holding B.V.	Netherlands
Eastman Belgium Finance BV	Belgium
Eastman Chemical (Barbados) SRL	Barbados
Eastman Chemical (China) Co., Ltd.	China
Eastman Chemical (China) Co., Ltd. - Guangzhou Branch	China
Eastman Chemical (Malaysia) Sdn. Bhd.	Malaysia
Eastman Chemical (Nanjing) Co., Ltd.	China
Eastman Chemical (PPU) Pte. Ltd.	Singapore
Eastman Chemical Adhesives (Hong Kong) Limited	Hong Kong
Eastman Chemical Advanced Materials B.V.	Netherlands
Eastman Chemical AMI GmbH	Switzerland
Eastman Chemical AMI LLC	Switzerland
Eastman Chemical AP Holdings B.V.	Netherlands
Eastman Chemical Argentina S.R.L.	Argentina
Eastman Chemical Australia Pty. Ltd.	Australia
Eastman Chemical B.V.	Netherlands
Eastman Chemical B.V. - Czech Republic Representative Office	Czech Republic
Eastman Chemical B.V. - Denmark Branch	Denmark
Eastman Chemical B.V. - Hungarian Commercial Representative Office	Hungary
Eastman Chemical B.V. - Poland Representative Office	Poland
Eastman Chemical B.V. - South Africa Representative Office	South Africa
Eastman Chemical B.V., The Hague, Zug Branch	Switzerland
Eastman Chemical Barcelona, S.L.	Spain
Eastman Chemical Canada, Inc.	Ontario
Eastman Chemical Company Investments, Inc.	Delaware
Eastman Chemical de Chile SpA	Chile
Eastman Chemical do Brasil Ltda.	Brazil
Eastman Chemical EMEA B.V.	Netherlands
Eastman Chemical Europe S A R L (Branch)	United Arab Emirates
Eastman Chemical Europe S.a.r.l.	Grand Duchy of Luxembourg
Eastman Chemical Fibers IP GmbH	Switzerland
Eastman Chemical Finance CN S.a.r.l.	Grand Duchy of Luxembourg
Eastman Chemical Finance EUR S.a.r.l.	Grand Duchy of Luxembourg
Eastman Chemical Finance GBP S.a.r.l.	Grand Duchy of Luxembourg
Eastman Chemical Finance SGD S.a.r.l.	Grand Duchy of Luxembourg
Eastman Chemical Finance USD S.a.r.l.	Grand Duchy of Luxembourg
Eastman Chemical Financial Corporation	Delaware
Eastman Chemical GDL S.a.r.l.	Grand Duchy of Luxembourg

Exhibit 21.01

Eastman Chemical Germany Holdings GmbH & Co. KG	Germany
Eastman Chemical Germany Management GmbH & Co. KG	Germany
Eastman Chemical Germany Verwaltungs-GmbH	Germany
Eastman Chemical Global Holdings S A R L (Branch)	United Arab Emirates
Eastman Chemical Global Holdings S.a.r.l.	Grand Duchy of Luxembourg
Eastman Chemical GmbH	Germany
Eastman Chemical HK Limited	Hong Kong
Eastman Chemical Hong Kong B.V.	Netherlands
Eastman Chemical HTF GmbH	Germany
Eastman Chemical Iberica, S.L.	Spain
Eastman Chemical India Private Limited	India
Eastman Chemical Intermediates (Hong Kong) Limited	Hong Kong
Eastman Chemical International GmbH	Switzerland
Eastman Chemical Japan Ltd.	Japan
Eastman Chemical Korea B.V.	Netherlands
Eastman Chemical Korea, Ltd.	Korea (the Republic of)
Eastman Chemical Ltd.	New York
Eastman Chemical Ltd. - Australia Branch	Australia
Eastman Chemical Ltd. - Singapore Branch	Singapore
Eastman Chemical Ltd. - Taiwan Branch	Taiwan (Province of China)
Eastman Chemical Luxembourg Finance S.a.r.l.	Grand Duchy of Luxembourg
Eastman Chemical Luxembourg Holdings 1 S.a.r.l.	Grand Duchy of Luxembourg
Eastman Chemical Luxembourg Holdings LLC	Delaware
Eastman Chemical Luxembourg Holdings S.a.r.l.	Grand Duchy of Luxembourg
Eastman Chemical Malaysia B.V.	Netherlands
Eastman Chemical Netherlands Limited	United Kingdom
Eastman Chemical Products Singapore Pte. Ltd.	Singapore
Eastman Chemical Regional UK	England
Eastman Chemical Resins, Inc.	Delaware
Eastman Chemical Singapore Pte. Ltd.	Singapore
Eastman Chemical Switzerland GmbH	Switzerland
Eastman Chemical Technology BV	Belgium
Eastman Chemical Uruapan, S.A. de C.V.	Mexico
Eastman Chemical US Finance LLC	Delaware
Eastman Chemical Workington Limited	England
Eastman Chemical, Asia Pacific Pte. Ltd.	Singapore
Eastman Chemical, Asia Pacific Pte. Ltd. - Vietnam Representative Office	Viet Nam
Eastman Chemical, Europe, Middle East and Africa LLC	Delaware
Eastman Circular Solutions France SARL	France
Eastman Circular Ventures, LLC	Delaware
Eastman Cogen Management L.L.C.	Texas
Eastman Cogeneration L.P.	Texas
Eastman Company UK Limited	England
Eastman de Argentina S.R.L.	Argentina
Eastman Europe B.V.	Netherlands
Eastman Fibers Holdings S.a.r.l.	Grand Duchy of Luxembourg
Eastman Fibers Korea Limited	Korea (the Republic of)
Eastman Fibers Singapore Pte. Ltd.	Singapore
Eastman Foundation	Tennessee

Exhibit 21.01

Eastman France SARL	France
Eastman Global Holdings, Inc.	Delaware
Eastman Interlayers (M) SDN BHD	Malaysia
Eastman International Holdings, LLC	Delaware
Eastman International Management Company	Tennessee
Eastman Italia S.r.l.	Italy
Eastman Kimya Sanayi ve Ticaret Limited Sirketi	Turkey
Eastman LAR Distribucion, S. de R.L. de C.V.	Mexico
Eastman Mazzucchelli Hong Kong Limited	Hong Kong
Eastman Mazzucchelli Plastics (Shenzhen) Company Limited	China
Eastman MFG Japan Ltd.	Japan
Eastman Middelburg Holding B.V.	Netherlands
Eastman OneSource, LLC	Delaware
Eastman Opportunity Zone Holding Corporation	Delaware
Eastman Performance Films Canada, Inc.	British Columbia
Eastman Performance Films, LLC	Delaware
Eastman Portugal, Unipessoal Lda.	Portugal
Eastman Shuangwei Fibers Company Limited	China
Eastman Spain L.L.C.	Delaware
Eastman Specialties Corporation	Delaware
Eastman Specialties Holdings Corporation	Delaware
Eastman Specialties OU	Estonia
Eastman Specialties S.a.r.l.	Grand Duchy of Luxembourg
Eastman Specialties Wuhan Youji Chemical Co., Ltd	China
Eastman Tennessee Qualified Investments, Inc.	Delaware
Eastman Verwaltungs- und Beteiligungsgesellschaft mbH	Germany
Ecuataminco S.A.	Ecuador
Holston Defense Corporation	Virginia
Huper Optik International Pte. Ltd.	Singapore
Kingsport Hotel, L.L.C.	Tennessee
Knowlton Technologies, LLC	Delaware
Monchem International LLC	Delaware
Mustang Pipeline Company	Texas
Novomatrix, Inc.	Delaware
Qilu Eastman Specialty Chemicals, Ltd.	China
S E Investment LLC	Delaware
Sakra Hyco Pte. Ltd.	Singapore
Solutia (Thailand) Ltd.	Thailand
Solutia Brasil Ltda.	Brazil
Solutia Canada Inc.	Ontario
Solutia Chemicals India Private Limited	India
Solutia Deutschland GmbH	Germany
Solutia Europe BV	Belgium
Solutia Europe BV - Portugal Representative Office	Portugal
Solutia Greater China, LLC	Delaware
Solutia Hong Kong Limited	Hong Kong
Solutia Inc.	Delaware
Solutia International Trading (Shanghai) Co., Ltd.	China
Solutia International Trading (Shanghai) Co., Ltd., Beijing Branch	China

Exhibit 21.01

Solutia Performance Products (Suzhou) Co., Ltd.	China
Solutia Performance Products Solutions, Ltd	Mauritius
Solutia Singapore Pte. Ltd.	Singapore
Solutia Therminol Co., Ltd. Suzhou	China
Solutia Therminol Co., Ltd. Suzhou, Branch	China
Solutia Tlaxcala, S.A. de C.V.	Mexico
Solutia UK Holdings Limited	United Kingdom
Solutia UK Investments Limited	United Kingdom
Solutia UK Limited	United Kingdom
Solutia Venezuela, S.R.L.	Venezuela
Southwall Europe GmbH	Germany
Southwall Insulating Glass, LLC	Delaware
Southwall Technologies Inc.	Delaware
St. Gabriel CC Company, LLC	Delaware
Sunspot Farms LLC	Texas
SunTek UK Limited	United Kingdom
Taminco BV	Belgium
Taminco BV - The Philippines	Philippines
Taminco Choline Chloride (Shanghai) Co., Ltd.	China
Taminco Corporation	Delaware
Taminco de Guatemala, S.A.	Guatemala
Taminco do Brasil Comercio de Aminas Ltda.	Brazil
Taminco do Brasil Produtos Quimicos Ltda.	Brazil
Taminco Finland Oy	Finland
Taminco Germany GmbH	Germany
Taminco Group BV	Belgium
Taminco Group Holdings S.a.r.l.	Grand Duchy of Luxembourg
Taminco Holding Netherlands B.V.	Netherlands
Taminco Limitada	Costa Rica
Taminco Uruguay S.A.	Uruguay
Taminco US LLC	Delaware
TX Energy, LLC	Delaware
V-Kool International Pte. Ltd.	Singapore
Zhejiang Fiman Specialty Fiber Company Limited	China